UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2025

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 formatted in Inline XBRL: See Exhibit 99.1

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2025, Nicole Giles was appointed Chief Accounting Officer of Citigroup Inc. (Citi), effective as of February 21, 2025, and Controller of Citi, effective immediately.

Ms. Giles, 53, has held various positions at J.P.Morgan Chase & Co., since 1996, including Controller & Chief Accounting Officer from 2017 through 2020, and more recently Chief Financial Officer, Commercial & Investment Banking since March 2024, and Chief Financial Officer, Corporate & Investment Banking, from 2021 through March 2024.

Ms. Giles will be paid a base salary at the rate of $500,000 per year and will receive replacement deferred equity and cash awards in connection with her joining Citi in the aggregate amount of approximately $13.7 million, which awards will vest over the period through January 2029. For 2025 and future years, Ms. Giles will be eligible for discretionary incentive compensation and benefits in accordance with Citi’s plans and policies as described in Citi’s Proxy Statement for its Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on March 19, 2024.

Ms. Giles will replace Robert Walsh, who will step down as Citi’s interim Chief Accounting Officer, effective as of February 21, 2025.

Item 8.01.  Other Events.

Ms. Giles replaced Patrick Scally, who served as Citi’s interim Controller.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

99.1	Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 as of the filing date.

101	See the cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: February 18, 2025
	By:	/s/ Brent J. McIntosh
Brent J. McIntosh
Chief Legal Officer and Corporate Secretary

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